UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1-A Amendment No. 5 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Stark Naked Bobbers
(Name of registrant as specified in its charter)

Nevada	3751	46-3736799
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8650 Miramar Road
San Diego, California 92126
(858) 578-8193
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Offices of Harold P. Gewerter, Esq., Ltd. 5536 S. Ft. Apache, Suite 102 Las Vegas, Nevada 89148 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common
Stock, par value	3,000,000	$.01	$30,000	$4.09
$0.001

1	3,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Stark Naked Bobbers

3,000,000 Shares of Common Stock

$0.01per share

$30,000 Maximum Offering

Stark Naked Bobbers (“Stark Naked Bobbers” or the "Company") is offering a fixed amount of 3,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share.  The price of $0.01 per share is a fixed for the duration of this offering.  There is no minimum investment required from any individual investor.  The shares are intended to be sold directly through the efforts of Teresa Stark, our sole officer and director after the effective date of the prospectus.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in the offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Stark Naked Bobbers.  All subscription funds will be held in a separate (limited to funds received on behalf of Stark Naked Bobbers) non-interest bearing Trust Account pending the placement of the fixed amount of 3,000,000 shares of common stock.  If the fixed amount of 3,000,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.  The offering will terminate when the sale of all 3,000,000 shares is completed.

Prior to this offering, there has been no public market for Stark Naked Bobber’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).  We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 10.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	3,000,000	$30,000	$0.00	$30,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  STARK NAKED BOBBERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Stark Naked Bobbers does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2014.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS	3
SUMMARY INFORMATION AND RISK FACTORS	3
General Information about the Company	3
The Offering	6
Summary Financial Information	8
Risk Factors	9
Risks Associated with this Offering	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	16
Offering will be Sold by Our Officer and Director	16
Terms of the Offering	17
Deposit of Offering Proceeds	18
Procedures and Requirements for Subscription	18
DESCRIPTION OF SECURITIES TO BE REGISTERED	18
INTERESTS OF NAMED EXPERTS AND COUNSEL	19
INFORMATION WITH RESPECT TO THE REGISTRANT	19
General Information	19
Business Overview	20
Product Development	20
Marketing	21
Competitor Analysis and Growth Strategy of the Company	22
Patents and Trademarks	23
Need for any Government Approval of Products or Services	23
Government and Industry Regulation	24
Research and Development Activities	24
Environmental Laws	24
Employees and Employment Agreements	24
Description of Property	24
Legal Proceedings	24
Financial Statements	25
Report of Independent Registered Public Accounting Firm	26
A) Audited Financial Statements as of October 31, 2013	27
Market for Common Equity and Related Stockholder Matters	34
B) Unaudited Financial Statements as of January 31, 2014	36
Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
Changes in Disagreements with Accountants on Accounting and Financial Disclosure	44
Quantitative and Qualitative Disclosures about Market Risk	44
Financial Disclosure	45
Directors, Executive Officers, Promoters and Control Persons	45
Executive Compensation	46
Security Ownership of Certain Beneficial Owners and Management	47
Future Sales by Existing Stockholders	47
Transactions with Related Persons, Promoters and Certain Control Persons	48
MATERIAL CHANGES	49
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	49
DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES	49
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	51
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	51
INDEMNIFICATION OF DIRECTORS AND OFFICERS	51
RECENT SALES OF UNREGISTERED SECURITIES.	51
EXHIBITS.	52
UNDERTAKINGS	52

PART I: INFORMATION REQUIRED IN PROSPECTUS

 SUMMARY INFORMATION AND RISK FACTORS

Stark Naked Bobbers

8650 MIRAMAR ROAD

SAN DIEGO, CALIFORNIA 92126

(858) 578-8193

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Stark Naked Bobbers”.

General Information about the Company

Stark Naked Bobbers was formed in the state of Nevada on September 25, 2013.  We are a development stage company with a plan of operation that offers bobber kits for the most popular motorcycles sold.  A bobber is a term for a custom motorcycle that typically has had all superficial parts shortened, removed or customized.  Our Bobber kits are intended for use on stock or non-customized motorcycles.  Customers remove factory parts and replace them with our kits by following the instructions.  Our kits then modify a stock factory motorcycle into a nostalgic looking custom bike.  We plan to sell our custom built kits over the internet and a customer with minimal mechanical skills will be able to install the parts themselves.  Current products that we have developed include seat kits, handle bar kits, light kits, and fender kits for the most popular motorcycle makes and models.  Our products will be custom made to fit specific makes and models of motorcycles.  Once an order is received we will send the order to our fabricator and the products will be produced.

Current management is comprised of Teresa Stark, CEO and President.  Due to the development stage of the Company, Mrs. Stark distributes part of her time toward the everyday operations and forward movement of the corporation.  Mrs. Stark’s responsibilities include acting as the company’s director of operations, as well as determining the overall planning and direction of our Company.  While Mrs. Stark does have experience running a business, she does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.   We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  The costs of the reports are included in the accounting and legal and professional line items in the “Use of Proceeds.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements. These activities will be done by independent third party contractors.

The Company is offering of 3,000,000 shares of common stock at an offering price of $0.01.  As of unaudited date January 31, 2014 our stockholders' equity is ($1,591).  Upon placement of the entire offering there will be 13,000,000 shares outstanding and the implied aggregate price of our common stock will be $130,000.

Stark Naked Bobbers is a development stage company that has not significantly commenced its planned principle operations. The Company has had no revenue to date and we have incurred net losses. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern and we have been issued a “going concern” opinion. Stark Naked Bobbers operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Development of the Stark Naked Bobbers business plan;

2.

Completion of the Company detailed Internal Control and Procedures Manual.  This will serve as a foundation for developing all phases of our operations; and,

3.

Work on our website www.starknakedbobbers.com

4.

Defining initial short-term and long-term marketing efforts including planned internet marketing, radio advertising, special events including “bike night” events, attending military events and print advertising.

5.

Initial (bobber) part kits include seats, handle bars, rear fenders, front fenders, tail light kit with markers, and front markers.

Stark Naked Bobbers is attempting to become operational and estimates to start generating revenue approximately three months after the closing of the public offering.  Investors should note that generating revenue approximately three months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  In order to generate revenues, Stark Naked Bobbers must address the following areas:

1.

Successfully execute our marketing and promotions plan.

2.

Develop and offer market desirable products.

3.

Offer superior service and delivery of our products.

4.

Continuously review our corporate structure and marketing efforts in an effort to nurture sustained growth of the Company.

5.

Adapt our corporate principles for expanding into complementing services and geographic locations.

6.

Run our Company and conduct business ethically and responsibly.

The Company believes that the net offering proceeds after offering expenses of $23,600 is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The money we hope to raise through this stock offering has been budgeted to promote our business through internet marketing, attending specialty events, radio advertising, and various print media to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. The company has incurred a net loss of $8,535 as of audit date October 31, 2013 and a net loss of $11,591 as of Unaudited date as of January 31, 2014.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.   As of audit date October 31, 2013 the Company had $4,965 in cash on hand and as of May 31, 2014 the Company had $1,625 in cash on hand.  We believe the cash we have available and the commitment from our sole shareholder to provide additional advances is sufficient to meet the obligations of the Company until we can initiate the offering.  There is no written commitment from Mrs. Stark to provide funds to the Company to further its business plans.  Please see section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed discussion on management’s commitment to advance funds to the Company.  The Company’s monthly burn rate has been approximately $1,250 per month.  We have $1,625 cash on hand as of May 31, 2014, which given our current burn rate, will last until approximately June 30, 2014.   Our President Mrs. Stark, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise.  The funds Mrs. Stark has agreed to provide will not be repaid from the raised funds.   The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.

We estimate $5,000 is sufficient to keep the Company in compliance with regulatory agencies and meet its obligations to prudently further the business of the Company for the 180 date period the raise may take.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mrs. Stark has agreed to provide.  Ms. Stark, because she is the sole officer and director, and although she has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within her sole discretion to provide such funds.

Stark Naked Bobbers currently has one officer and director. This individual allocates time and personal resources to Stark Naked Bobbers on a part-time basis and devotes approximately 15 hours a week to the Company.  The Company is a small and growing company.    With the additional funds from this offering the rate of expansion will increase however not to the point of requiring our sole officer to devote full time and attention to the corporation until sometime in the future.   The increase in revenue achieved through the utilization of the funds raised hereunder is expected to exceed the yearly costs of being public which are estimated at $8,000 per year for the first several years.  Once the public offering is closed, Mrs. Stark plans to spend the time necessary to oversee business development, marketing campaigns, continued website design, and direct the primary operations of the business.  Ms. Stark plans to become a full-time employee of the Company once it starts to generate sufficient revenue.

As of the date of this prospectus, Stark Naked Bobbers has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Stark Naked Bobbers has administrative offices located at 8650 Miramar Road, San Diego, California 92126.  Mrs. Stark, our sole office and director, provides the office on a rent-free basis.

Stark Naked Bobbers fiscal year end is October 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Stark Naked Bobbers is offering an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock.

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days.  There is no minimum investment required to be purchased from any individual investor.  This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 3,000,000 shares is completed.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Stark Naked Bobbers” and will be deposited in a separate (limited to funds received on behalf of Stark Naked Bobbers) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to Stark Naked Bobbers until such a time as the all-or-none fixed amount of proceeds are raised (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Stark Naked Bobber’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Stark Naked Bobbers and is therefore not an independent third party.

The offering will terminate when the sale of all 3,000,000 shares is completed.

The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties’ notice of termination or (B) to the parties thereto of the Escrow Agent’s written notice of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction.  The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceeds to Company:	$30,000

Use of Proceeds:

The Company planned the “Use of Proceeds” after deducting estimated offering expenses estimated to be $6,640.  The Company intends to use the net offering proceeds of $23,600 to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Stark Naked Bobbers’ assets, book value, historical earnings, or net worth.

Stark Naked Bobbers will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, business development, part kits, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Stark Naked Bobbers has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Stark Naked Bobbers common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

Summary Financial Information

The following tables set forth summary financial data derived from Stark Naked Bobbers’ financial statements.  Table A is the Audited Statements of Operations for the period from inception (September 25, 2013) to October 31, 2013.  Table B is the Unaudited Statements of Operations for the three months ended January 31, 2014 and from the period from inception (September 25, 2013) to January 31, 2014.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Stark Naked Bobbers has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A: Audited Statement of Operations data

Cumulative
Results from
September 25, 2013
(inception date) to
October 31, 2013

Audited Statement of Operations Data:

Total Revenues	$ 0
General and Administrative Expenses	$ 585
Professional Fees	$ 7,950
Net Loss	$ 8,535

Table B: Unaudited Statement of Operations data

Inception
(September 25,
	3-months	2013)
	Ended	Through
	January 31,	January 31,
	2013	2013
Unaudited Balance Sheet Data:

Total Revenues	$ 0	$ 0
General and Administrative Expenses	$ 25,806	$ 26,391
Professional Fees	$ 2,250	$ 10,200
Net Loss	$ 28,056	$ 36,591

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

TERESA STARK, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.

Our business plan does not provide for the hiring of any additional employees and may never generate enough revenue to support the hiring of additional employees.  Therefore, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Teresa Stark. Once the public offering is closed, Mrs. Stark plans to spend the necessary time to finalize business development, direct the marketing campaign, and oversee the primary operations of the business

MRS. STARK DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.

The Company’s needs could exceed the amount of time or level of experience Mrs. Stark may have.  This could result in her inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.  While Mrs. Stark does have experience running a business, she does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.  We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  These activities will be done by independent third party contractors.

OUR SOLE OFFICER AND DIRECTOR OF THE COMPANY OCCUPIES ALL THE POSITIONS.

A risk exists that the Company may not have adequate internal controls because one person occupies all of the corporate positions.  A risk also exists that there may not be funds available for net income because the sole director and officer will determine their salary and perquisites.

MRS. STARK IS INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH MAY POTENTIALLY RESULT IN A CONFLICT OF INTEREST.

In addition to Mrs. Stark’s positions with Stark Naked Bobbers; she is the Managing Member of Stark Cycles which buys and sells used Motorcycles and All-Terrain Vehicles.  Mrs. Stark’s responsibilities include bookkeeping, data entry, bike sales, parts ordering, service writing, and all advertising and promotional campaigns.  However, we have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HERTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

The Company was incorporated on September 25, 2013; we have not yet commenced our full-scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

THE COMPANY DOES NOT CARRY ANY PRODUCT LIABILITY INSURANCE WHICH COULD SUBJECT THE COMPANY TO LIABILITY CLAIMS.

Our Bobber kits are intended for use on stock or non-customized motorcycles. Customers remove factory parts and replace them with our kits by following the instructions and it is management’s belief that these kits do not impact the motorcycle owner’s manufacturer’s warranty.  However, there is no assurance that the warranty will not be affected. Our kits then modify a stock factory motorcycle into a nostalgic looking custom bike.  The Company does not carry any product liability insurance which could subject the company to liability claims.  The kits we sell are installed by the purchaser themselves and in the event any of our kits are defective upon installation we plan to replace the kit at our expense.

WE ARE A SHELL COMPANY AND THEREFORE INVESTORS SHOULD BE AWARE OF THE HIGHLY ILLIQUID NATURE OF THEIR INVESTMENT.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

OUR SHARES WILL BE SUBJECT TO THE PENNY STOCK RULES

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment.  Please see section titled “Market for Common Equity and Related Stockholder Matters” for additional information regarding penny stock rules and investor implications.

OUR PRINCIPAL SHAREHOLDER MAY CAUSE STARK NAKED BOBBERS TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THER OFFERING.

Our principal shareholder may cause Stark Naked Bobbers to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, Stark Naked Bobbers has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our Independent Auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL ALL THE SHARES IN THIS OFFERING AS IT IS AN ALL-OR-NONE OFFERING THEN WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Stark Naked Bobbers has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless Stark Naked Bobbers begins to generate sufficient revenues to finance operations as a going concern, Stark Naked Bobbers may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Stark Naked Bobbers to cease operations if additional financing is not available. No known alternative resources of funds are available to Stark Naked Bobbers in the event it does not successfully place all of the shares in this all-or-none offering.  However, Stark Naked Bobbers believes that if it is successful to place the all-or none offering the net proceeds of the Offering should be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKET’S ACCEPTANCE OF OUR PLANNED PRODUCTS. IF THE MORTORCYCLE PARTS MARKET DOES NOT FIND OUR PRODUCTS DESIRABLE AND WE CANNOT ATTRACT CLIENTS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer bobber products that the market accepts and is willing to purchase is critically important to our success. We cannot be certain that the products we offer will be accepted by the marketplace.  As a result, there may not be any demand, our revenue stream could be limited, and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative products or alter our products and marketing efforts and pursue alternative or complementing revenue generating products.

THE LOSS OF THE SERVICES OF TERESA STARK COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THER OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Teresa Stark. If she were unable to perform her services, this loss of her capabilities could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another qualified individual.  The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE MOTORCYCLE PARTS MARKETPLACE IS HIGHLY COMPETITIVE.  IF WE CANNOT DEVELOP AND PROMOTE PRODUCTS THAT THE MARKET AND INDIVIDUALS ARE WILLING TO ACCEPT, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY AND OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Stark Naked Bobbers has many potential competitors in the motorcycle parts marketplace.  We acknowledge that our competition is competent, experienced, and they have greater financial, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their products than are available to us.

Some of Stark Naked Bobbers’ competitors may also offer a wider range of products and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities.  In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than Stark Naked Bobbers at the present.

Risks Associated with this Offering

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Stark Naked Bobbers or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The sole shareholder of Stark Naked Bobbers is Teresa Stark who also serves as its Director, President, Secretary, and Treasurer.  Mrs. Stark holds 10,000,000 restricted shares of Stark Naked Bobbers common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Stark Naked Bobbers common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE TERESA STARK, STARK NAKED BOBBERS’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF STARK NAKED BOBBERS ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Teresa Stark, Stark Naked Bobbers’ President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Stark Naked Bobbers security holders, including the election of directors. Mrs. Stark would retain 76.9% ownership in Stark Naked Bobbers common stock assuming the offering is attained.  Such concentrated control may also make it difficult for Stark Naked Bobbers stockholders to receive a premium for their shares of Stark Naked Bobbers common stock in the event Stark Naked Bobbers enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Stark Naked Bobbers. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. Their concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,640 cost of this Registration Statement to be paid from proceeds raised. In addition, Mrs. Stark, our sole office and director, has agreed to advance the Company funds to meet any ongoing obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  This $5,000 in offering related expenses has been reflected into the regular monthly burn rate but is in addition to the estimated $8,000 per year estimated to be the costs of being public listed in the “Use of Proceeds” section. While management estimates $5,000 for such costs; there is no maximum amount of funds that Mrs. Stark has agreed to provide.  Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed discussion of management’s commitment.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.  To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Stark Naked Bobbers’ business, financial condition, and prospects that reflect Stark Naked Bobbers management’s assumptions and beliefs based on information currently available. Stark Naked Bobbers can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Stark Naked Bobbers assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Stark Naked Bobbers’ control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products, effectiveness of our marketing, our ability to attract new customers, management’s ability to raise capital in the future, and the retention of key employees.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $6,640.  Management prepared the milestones based on placement of the entire offering.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We estimate generating revenue approximately three months following closing of the offering.  Investors should note that generating revenue approximately three months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Stark Naked Bobbers intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	30,000	100.00

Offering Expenses
Legal & Professional Fees	2,000	6.67
Accounting Fees	3,500	11.67
Edgar Fees	740	2.47
Blue-sky fees	400	1.33
Total Offering Expenses	6,640	22.13

Net Proceeds from Offering	23,360	77.87

Use of Net Proceeds
Accounting Fees	8,000	26.67
Legal & Professional Fees	1,500	5.00
Office Supplies	500	1.67
Parts Kits	4,000	13.33
Sales & Marketing	7,860	26.20
Website Development	1,500	5.00
Total Use of Net Proceeds	23,360	77.87

Total Use of Proceeds	30,000	100.00

Notes:

1.

None of the proceeds allocated are intended to pay the CEO, or Directors of the Company

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Stark Naked Bobbers’ assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

Dilution figures based on Unaudited Financial Statements dated January 31, 2013.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Stark Naked Bobbers’ issued and outstanding stock. This is due in part because of the common stock issued to the Stark Naked Bobbers’ officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Stark Naked Bobbers’ net book value as of January 31, 2014 was ($1,591). Assuming all 3,000,000 shares offered are sold, and in effect Stark Naked Bobbers’ receives fixed amount of estimated proceeds of this offering from shareholders, Stark Naked Bobbers’ net book value will be approximately $0.0017 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0083 per share while the Stark Naked Bobbers’ present stockholder will receive an increase of $0.0018 per share in the net tangible book value of the shares that he holds. This will result in an 80% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in Stark Naked Bobbers previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0002

Book Value Per Share After the Offering (1)	$0.0017

Net Increase to Original Shareholders	$0.0018

Decrease in Investment to New Shareholders	$0.0083

Dilution to New Shareholders (%)	83%

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $6,640.

SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mrs. Stark, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mrs. Stark will also distribute the prospectus to potential investors at meetings, to her business associates and to her friends and relatives who are interested in Stark Naked Bobbers as a possible investment.  In offering the securities on our behalf, Mrs. Stark will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mrs. Stark will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mrs. Stark is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation;

b.

Mrs. Stark is an officer and director and will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.

Mrs. Stark is an officer and director and is not, nor will he be at the time of her participation in the offering, an associated person of a broker-dealer; and,

d.

Mrs. Stark is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

Stark Naked Bobbers is offering, on an all-or-none, self-underwritten basis, a fixed amount of 3,000,000 shares of its common stock at a fixed price of $0.01 per share.  The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of Stark Naked Bobbers and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Teresa Stark, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mrs. Stark intends to place the offering through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mrs. Stark will also distribute the prospectus to potential investors at meetings, to her business associates and to her friends and relatives who are interested in Stark Naked Bobbers as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 3,000,000 shares is completed.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Stark Naked Bobbers” and will be deposited in a separate (limited to funds received on behalf of Stark Naked Bobbers) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 3,000,000 shares of common stock (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Stark Naked Bobbers’ escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Stark Naked Bobbers and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Stark Naked Bobbers has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Stark Naked Bobbers were to enter into such arrangements, Stark Naked Bobbers will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Stark Naked Bobbers has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Stark Naked Bobbers has identified Colorado, Nevada, and California as the states where the offering will be sold.

Deposit of Offering Proceeds

All subscription agreements and checks should be delivered to “Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache Road, Suite 102, Las Vegas, Nevada 89148.  No funds shall be released to Stark Naked Bobbers until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein).  If the fixed amount of securities is not achieved within 180 days of the date of this prospectus all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  Stark Naked Bobbers’ escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Stark Naked Bobbers and is therefore not an independent third party.  The offering will terminate when the sale of all 3,000,000 shares is completed.

The fee of the Escrow Agent is $2,500. (See Exhibit 99.2).  Our President Mrs. Stark has verbally agreed to pay the Escrow Fee of $2,500.  She will not be reimbursed for this expense from the proceeds raised.  Mrs. Stark, because she is the sole officer and director, and although she has orally agreed to pay the escrow fee, as the sole officer and director such agreement is not binding.  Therefore, it is within her sole discretion to pay the fee and there is no binding agreement that Mrs. Stark will pay the escrow fee.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Stark Naked Bobbers” 5536 S. Ft. Apache Road, Suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  Stark Naked Bobbers reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Stark Naked Bobbers accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Stark Naked Bobbers’ authorized capital stock consists of nil shares of preferred stock with a par value $.001, and 75,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Stark Naked Bobbers has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification preferred stock authorized as stated in the Articles of Incorporation.

COMMON STOCK

Stark Naked Bobbers’ authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Stark Naked Bobbers common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Stark Naked Bobbers directors.

PREEMPTIVE RIGHTS

No holder of any shares of Stark Naked Bobbers stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Stark Naked Bobbers has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Stark Naked Bobbers does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Stark Naked Bobbers will furnish its shareholders with annual financial reports certified by independent auditors, and may, at its discretion, furnish unaudited quarterly financial reports.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (September 25, 2013) to October 31, 2013 are included in this prospectus.  They were audited by Messineo & Co., CPA’s, LLC, 2471 N. McMullen Booth Road, Suite 302, Clearwater, Florida 33759.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache, Road, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Offices of Harold P. Gewerter, Esq., Ltd. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Wells Fargo Bank and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500 and is payable upon establishing the escrow account.

INFORMATION WITH RESPECT TO THE REGISTRANT

General Information

Stark Naked Bobbers was incorporated in the State of Nevada on September 25, 2013 under the same name. Since inception, Stark Naked Bobbers has not generated revenues and has accumulated losses in the amount of $8,535 as of October 31, 2013 and $36,591 from inception through January 31, 2014. Stark Naked Bobbers has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Stark Naked Bobbers has yet to commence principle planned operations.  As of the date of this Registration Statement, Stark Naked Bobbers has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from its business services.  Stark Naked Bobbers believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Stark Naked Bobber’s administrative office is located at 8650 Miramar Road, San Diego California 92126.

Stark Naked Bobbers’ fiscal year end is October 31.

Business Overview

Stark Naked Bobbers was formed in the state of Nevada on September 25, 2013.  We are a development stage company with a plan of operation that offers bobber kits for the most popular motorcycles on the market.  A bobber is a term for a custom motorcycle that typically has had all superficial parts shortened, removed or customized.  Our Bobber kits are intended for use on stock or non-customized motorcycles.  Customers remove factory parts and replace them with our kits by following the instructions and it is management’s belief that these kits do not impact the motorcycle owner’s manufacturer’s warranty.  Our kits then modify a stock factory motorcycle into a nostalgic looking custom bike.  We plan to sell our custom built kits over the internet and a customer with minimal mechanical skills will be able to install the parts themselves.  Current products include seat kits, handle bar kits, light kits, and fender kits for the most popular motorcycle makes and models. Our products will be custom made to fit specific makes and models of motorcycles.  Once payment for an order is received we will send the order to our fabricator and the products will be produced.  We currently have an established relationship with one fabricator which is located in the same complex we are located.  However, we are in the process of establishing other fabricator relationships to ensure timely production and completive pricing of our kits.

The Company does not carry any product liability insurance.  Customers remove factory parts and replace them with our kits by following the instructions and it is management’s belief that these kits do not impact the motorcycle owner’s manufacturer’s warranty.  However, there is no assurance that the warranty will not be affected. The kits we sell are installed by the purchaser themselves and in the event any of our kits are defective upon installation we plan to replace the kit at our expense.

Product Development

Stark Naked Bobbers offers customized seats, handle bars, lights, and fenders for the following motorcycle manufacturers and models: Honda VT 750, Yamaha V-Star 650, Yamaha V-Star 1100, Kawasaki VN900, Suzuki LS 650, and Harley Davidson Sportster. Upon receiving an order we outsource the items purchased to a local fabricator for production.  At this stage of our operations we do not carry any inventory and produce products per order received based on the model of the motorcycle.  Our products will be custom produced for the specific make and model of motorcycle.  The retail price of each product is listed.

Seats

-

Seat Kit Narrow (small)   $420.00

Tuck & Roll stitching solo seat 11” wide for comfort and style. Seat mount comes with all hardware for easy install. Seat comes in black or white for that old school look.  Installation DVD included.

-

Seat Kit Wide (large)  $420.00

Top grade leather solo seat 13” wide for comfort and style. Seat mount comes with all hardware for easy install. Seat comes in black or brown for that old school look. Installation DVD included.

Fenders

-

Front Fender Kit

 $220.00

Kit includes everything you need: Heavy duty steel fender 1/8” thick, Fender struts, Mounting brackets, all hardware and easy DVD install instructions. Fender shipped as bare metal. Struts to bolt into factory holes included. Struts delivered glossy black. No cutting or welding required.

-

Rear Fender $300.00

Kit includes everything you need: Heavy duty steel fender 1/8” thick, Fender struts, Mounting brackets, all hardware and easy DVD install instructions. Fender shipped as bare metal. All brackets and struts delivered glossy black. No cutting or welding required.

Handle Bars

-

16” Ape Hanger Kit $269.00

Kit includes: 16” rise handle bars 1” in diameter, extended throttle cables, Extended Clutch cable, Extensions for wiring with all necessary connectors, Easy DVD instructions. Available in Chrome or Black.

-

14” Ape Hanger Kit $259.00

Kit includes: 14” rise handle bars 1” in diameter, extended throttle cables, Extended Clutch cable, Extensions for wiring with all necessary connectors, Easy DVD instructions. Available in Chrome or Black.

-

12” Ape Hanger Kit $249.00

Kit includes: 12” rise handle bars 1” in diameter, extended throttle cables, Extended Clutch cable, Extensions for wiring with all necessary connectors, Easy DVD instructions. Available in Chrome or Black.

-

Drag Bar Kit $249.00

1” Steel bars, 32” wide Includes Shortened throttle cables and clutch cable, all wire connectors necessary for easy installation, Includes DVD instructions. Available in Chrome or Black.

Lights

-

Front Lighting Kit $108.00

Classic bullet design LED markers. Amber lens, P-clamp fork mount, includes mounting hardware and connectors. Available in Black or Chrome finish.

-

Rear Lighting Kit $154.00

Classic bullet design LED markers. Amber lens, P-clamp fork mount, Comes with mounting hardware and connectors. Available in Black or Chrome finish.

Marketing

Stark Naked Bobbers marketing plan includes:

•

Military events

•

Direct mailers to current customer base

•

E-mail Campaign

•

T-Shirts, key chains, license plates, swing arm stickers

•

Internet marketing

•

Bike nights with special events at store location

•

Industry specific magazines

•

Radio

Immediate marketing efforts will be on the internet where we plan to use Google Places and AdWords.  Stark Naked Bobbers also plans to initiate a presence on the local internet by using free local listings.  Management’s previous marketing experience with radio advertisement proved it was most effective during prime time Monday through Friday hours of 6:30 am to 3:00 pm.  This time slot for radio advertising costs more for fewer ads, but previous management’s experience proved that it received the most business return on money.  We also plan Privateer advertising in the Military Tee box which is the Marine Corps Air Station phone book and have a banner on base.     Additional marketing plans include direct and email mailings with special offers.  Stark Naked Bobbers’ plans to offer T-Shirts, key chains, and pens with company name, as giveaways at local Bike events. Stark Naked Bobbers plans to evaluate advertising in magazines that are industry specific and have a marketing presence at race tracks as more advertising funds become available.

The cost per promotional is:

•

Postcards for mailers: $80.00

•

Swing arm stickers of company name Cost $25.00.

•

Coupons for marketing campaigns cost $225.00 for 1 month

•

Google Places and AdWords: $500

•

Military Press, Navy Dispatch Newspapers $80.00 per Month

Competitor Analysis and Growth Strategy of the Company

The motorcycle parts business has many competitors and we consider them to be competent, experienced and they may have greater financial and marketing resources than we do at the present time.  Some of our competitors also offer a wider range of parts and services and have greater name recognition within the marketplace.  In the immediate San Diego area our competitors that sell motorcycle parts include NKB, Fun Bike Center, and Lee Cycles.  We are an internet based business and we plan to offer our products to the North American market.  Because of our location and familiarity with the San Diego marketplace we are also planning promotional and marketing efforts on a local basis.    Simultaneously, we plan to market our products on the internet with the plan to continuously evaluate and evolve our efforts so we can reach as many potential customers as possible.

12 Month Growth Strategy and Milestones

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $6,640.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments. The Company believes that the net offering proceeds after offering expenses of $23,600 is sufficient for the company to become operational and sustain operations through the next twelve (12) months. If we begin to generate profits, we will increase our marketing and initiate new product development activities accordingly. We estimate generating revenue approximately three months following closing of the offering.  Investors should note that generating revenue approximately three months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  The Company has not included the development of new bobber kits in our quarterly milestones listed below.  The Company plans to initiate development of new bobber kits as soon as it starts generating revenue.  We estimate that each new bobber kit will take approximately 20 hours of development and the total cost will be approximately $600.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Quarter

0-3 Months (estimated expenditures $4,125)

-

Finalize web site development - verify all bobber kits include detailed descriptions and pictures of all products and services.

-

Initiate web site marketing activity.

-

Evaluate upcoming bike night events and shows/expositions for attending.

-

Initiate printed material for brochures and flyers for handing out at planned bike night events and shows.

-

Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

4-6 Months (estimated expenditures $9,875)

-

Finalize calendar for bike night events and shows/expositions and place deposits.

-

Finalize printed marketing material.

-

Initiate the development of 5-6 new bobber kits for most popular motorcycle models.

-

Continue with web site marketing efforts.

-

Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $3,125)

-

Continue with marketing and promotional activities.

-

Review web site “hits” and marketing effectiveness.

-

Attend bike nights and shows/expositions.

-

Initiate drafting of a two-year business plan utilizing knowledge gained from the first nine months of operations.

-

Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

10-12 Months (estimated expenditures $6,235)

-

Analyze year to date web site effectiveness.  Analyze marketing generated leads and their revenue generating effectiveness.  Make necessary adjustments/changes.

-

Analyze overall marketing effectiveness and address deficiencies.

-

Finalize detailed two-year marketing and business plan

-

Initiate research and development activities on new products.

-

Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Teresa Stark who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mrs. Stark plans to spend the time necessary to run the marketing campaign and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

Description of Property

Stark Naked Bobbers uses an administrative office located at 8650 Miramar Road, San Diego California 92126.  Mrs. Stark, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Financial Statements

STARK NAKED BOBBERS

(A Development Stage Company)

Financial Statements

For the Period Ended October 31, 2013

Messineo & Co, CPAs LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Stark Naked Bobbers

San Diego, California

We have audited the accompanying balance sheet of Stark Naked Bobbers, a development stage company, (the "Company") as of October 31, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from  September 25, 2013 (date of inception) through  October 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stark Naked Bobbers as of October 31, 2013 and the results of its operations and its cash flows for the period form September 25, 2013 (date of inception) through October 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise capital through equity or attain financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of ther uncertainty.

/s/ Messineo & Co, CPAs LLC

Clearwater, Florida

November 18, 2013

A)

Audited Financial Statements as of October 31, 2013

STARK NAKED BOBBERS

(A Development Stage Company)

BALANCE SHEET

October 31, 2013

ASSETS

CURRENT ASSETS
Cash	$4,965
TOTAL CURRENT ASSETS	4,965
TOTAL ASSETS	$4,965

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$3,500
TOTAL CURRENT LIABILITIES	$3,500

STOCKHOLDER’S EQUITY
Common Stock, $0.001 par value
Authorized
75,000,000 Shares of Common Stock, $0.001 par value,
Issued and outstanding
10,000,000 Shares of Common Stock at $0.001 per share at October 31, 2013	$10,000
Deficit Accumulated During the Development Stage	(8,535)
TOTAL STOCKHOLDER’S EQUITY	$1,465
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,965

The auditors’ report and accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

STATEMENT OF OPERATIONS

Cumulative results
from inception
(September 25, 2013) to
October 31, 2013
REVENUE

Revenues	$-
Total Revenues	-

EXPENSES

General & Administrative	$585
Professional Fees	7,950
Total Expenses	$8,535

Provision for income taxes	-
NET LOSS	$(8,535)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	6,486,486

The auditors’ report and accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)

From inception (September 25, 2013) to October 31, 2013

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (September 25, 2013)	-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on October 8, 2013	8,350,000	$8,350	$-	$-	$8,350

Shares issued for Services at $0.001
per share on October 8, 2013	1,650,000	$1,650	$-	$-	$1,650

Net loss for the period from inception through October 31, 2013				$(8,535)	$(8,535)

Balance, October 31, 2013	10,000,000	$10,000	$-	$(8,535)	$1,465

The auditors’ report and accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

STATEMENT OF CASH FLOWS

Cumulative
results from
September 25, 2013
(inception date) to
October 31, 2013

OPERATING ACTIVITIES
Net loss	$(8,535)
Adjustment to reconcile net loss to cash provided by operations:
Shares issued for services	1,650
Change in Operating Assets and Liabilities:
Increase (decrease) in Accounts Payable and Accrued Expenses	3,500

NET CASH USED IN OPERATING ACTIVITIES	$(3,385)

FINANCING ACTIVITIES

Issuance of Common Stock	8,350

NET CASH PROVIDED BY FINANCING ACTIVITIES	$8,350

NET INCREASE ( DECREASE) IN CASH	4,965

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$4,965

Noncash Financing Activities:
Common Stock issued for Services	$1,650

The auditors’ report and accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

October 31, 2013

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Stark Naked Bobbers was formed in the state of Nevada on September 25, 2013 and its year-end is October 31.  We are a development stage company with a plan of operation that offers bobber kits for the most popular motorcycles sold.  A bobber is a term for a custom motorcycle that typically has had all superficial parts shortened, removed or customized.  We plan to sell our custom built kits over the internet and a customer with minimal mechanical skills will be able to install the parts themselves.  Current products include seat kits, handle bar kits, light kits, and fender kits for the most popular motorcycle makes and models.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended October 31, 2013, the Company had no operations. As of October 31, 2013 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The sole officer/director has agreed to advance funds to the Company to meet its obligations at her discretion.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.  At October 31, 2013, the Company had $4,965 in cash.

Advertising

Advertising costs are expensed as incurred.  As of October 31, 2013 no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the CEO at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

32

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At October 31, 2013, 10,000,000 common shares are issued and outstanding.

On October 8, 2013, the Company issued 8,350,000 Founder’s shares at $0.001 per share (par value) for total cash of $8,350.

On October 8, 2013, the Company issued 1,650,000 shares for services provided since inception.  These shares were issued at par value ($0.001 per share) for services valued at $1,650.

At October 31, 2013, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2013 is as follows:

	October 31, 2013	October 31, 2012
Net operating loss carry forward	3,375	8,535
Effective Tax rate	35%	34%
Deferred Tax Assets	1,181	2,902
Less: Valuation Allowance	(1181)	(2,902)
Net deferred tax asset	$ 0	$ 0

The net federal operating loss carry forward will expire in 2033.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 18, 2013, the date the financial statements were available to be issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

B)

Unaudited Financial Statements as of January 31, 2014

STARK NAKED BOBBERS

(A Development Stage Company)

CONDENSED BALANCE SHEETS

(Unaudited)

	January 31, 2014	October 31, 2013 (Audited)

ASSETS

CURRENT ASSETS
Cash	$845	$4,965
TOTAL CURRENT ASSETS	845	4,965
TOTAL ASSETS	$845	$4,965

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	2,436	3,500
TOTAL CURRENT LIABILITIES	2,436	3,500

STOCKHOLDERS' EQUITY/(DEFICIT)
Common Stock, $0.001 par value, 75,000,000 authorized
10,000,000 issued and outstanding	10,000	10,000
Additional Paid-In Capital	25,000	-
Deficit Accumulated During the Development Stage	(36,591)	(8,535)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	$(1,591)	$1,465
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$845	$4,965

The accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

		Cumulative results
		from inception
	Three Months Ended	(September 25, 2013) to
	January 31, 2014	January 31, 2014
REVENUE
Revenues	$-	$-

EXPENSES

General & Administrative	806	1,391
Professional Fees	27,250	35,200
Total Expenses	28,056	36,591

Provision for income taxes	-	-
NET LOSS	$(28,056)	(36,591)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,000,000	-

The accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)

From inception (September 25, 2013) to January 31, 2014

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-In	development
	Shares	Amount	Capital	stage	Total

Inception (September 25, 2013)		$-	$-	$-	$-

Founder’s shares issued for cash at $0.001 per share
on October 8, 2013	8,350,000	8,350	-	-	8,350

Shares issued for Services at $0.001 per share on October 8, 2013	1,650,000	1,650	-	-	1,650

Net loss for the period from inception through October 31, 2013				(8,535)	(8,535)

Balance, October 31, 2013	10,000,000	$10,000	$-	$(8,535)	$1,465

Contribution of in-kind services			25,000		25,000

Net Loss for the period ended January 31, 2014 (unaudited)				(28,056)	(28,056)

Balance, January 31, 2014	10,000,000	$10,000	$25,000	$(36,591)	$(1,591)

The accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

		Cumulative
		results from
		September 25, 2013
	Three Months Ended	(inception date) to
	January 31, 2014	January 31, 2014

OPERATING ACTIVITIES
Net loss	$(28,056)	$(36,591)
Adjustment to reconcile net loss to cash provided by operations:
Shares Issued for Services		1,650
In-kind Services	25,000	25,000
Change in Operating Assets and Liabilities:
Increase (decrease) in Accounts Payable and Accrued Expenses	(1,064)	2,436

NET CASH USED IN OPERATING ACTIVITIES	$(4,120)	$(7,505)

FINANCING ACTIVITIES
Issuance of Common Stock	-	8,350
NET CASH PROVIDED BY FINANCING ACTIVITIES	$-	$8,350

NET INCREASE ( DECREASE) IN CASH	(4,120)	845

CASH, BEGINNING OF PERIOD	4,965	-

CASH, END OF PERIOD	$845	$845

The accompanying notes are an integral part of these financial statements.

STARK NAKED BOBBERS

(A Development Stage Company)

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

January 31, 2014

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Stark Naked Bobbers was formed in the state of Nevada on September 25, 2013 and its year-end is October 31. We are a development stage company with a plan of operation that offers bobber kits for the most popular motorcycles sold. A bobber is a term for a custom motorcycle that typically has had all superficial parts shortened, removed or customized.

We plan to sell our custom built kits over the internet and a customer with minimal mechanical skills will be able to install the parts themselves. Current products include seat kits, handle bar kits, light kits, and fender kits for the most popular motorcycle makes and models.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended January 31, 2014, the Company had no operations. As of January 31, 2014 the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.  The sole officer/director has agreed to advance funds to the Company to meet its obligations at her discretion.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s October 31, 2013 audited financial statements included in the Company’s S-1 filing.  The results of operations for the period ended January 31, 2014 are not necessarily indicative of the operating results for the full year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.  At both January 31, 2014 and October 31, 2013, the Company had 10,000,000 common shares issued and outstanding.

On October 8, 2013, the Company issued 8,350,000 Founder’s shares at $0.001 per share (par value) for total cash of $8,350.

On October 8, 2013, the Company issued 1,650,000 shares for services provided in the inception period for incorporation and organization. These shares were issued at par value ($0.001 per share) for services valued at $1,650.

The Company has recognized expense for the fair value of services provided by the Chief Executive Officer, in the amount of $25,000, for the three month period ending January 31, 2014.  Any amounts determined for the value of services provided have been waived by the executive officer, is not payable and is considered a contribution to capital.

At January 31, 2014, there are no warrants or options outstanding to acquire any additional shares of common stock of The Company.

NOTE 5- SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 2, 2014, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

SELECTED FINANCIAL DATA

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item.

SUPPLEMENTARY FINANCIAL INFORMATION

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

The Company plans to proceed with planned operations upon closing of the offering.  Upon receipt of the proceeds from the raise the Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mrs. Stark, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mrs. Stark has agreed to provide.  Mrs. Stark has access to funds to meet the obligations in the discussion.  Mrs. Stark, because she is the sole officer and director, and although she has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within her sole discretion to provide such funds.  Mrs. Stark has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.

The Company is currently operating out of office space provided by our President Mrs. Stark.  We believe that this space is adequate until we start to generate sufficient reviews with a need to expand operations.

 The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $6,640.   The quarterly compliance filing and accounting costs associated with operating as a public company are included in all our budgeted scenarios.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  The net offering proceeds raised of $23,600 is budgeted to sustain operations for a twelve-month period.  If we begin to generate profits, we will increase our marketing and initiate new product development activities accordingly.  We estimate generating revenue approximately three months following closing of the offering.  Investors should note that generating revenue approximately three months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  The Company has not included the development of new bobber kits in our quarterly milestones listed below.  The Company plans to initiate development of new bobber kits as soon as it starts generating revenue.  We plan to complete our milestones as follows:

0- 3 MONTHS

We have budgeted $1,500 in the Website Development line item in the “Use of Proceeds” section to finalize our web site development.  The Company has budgeted $500 as a deposit for Sales and Marketing material including brochures and flyers.  We have budgeted an additional $500 in the Sales and Marketing line item for initiating Google Places & AdWords to initiate our internet marketing efforts.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,500.  We have budgeted $125 in the Office Supplies line item for office related expenses.  Our overall goal for this timeframe is to finalize our web site development, identity, and presence on the internet.  We also plan to start generating revenue at the end of this quarter.

4-6 MONTHS

The Company has budgeted $4,000 in the Parts Kit line item in the “Use of Proceeds” section to produce and develop 6 new bobber kits for the most popular motorcycle models.  The Company also plans to finalize the marketing and promotional material and we have budgeted $500 in the Sales and Marketing line item for this cost.  During this timeframe we plan to finalize our calendar for bike night events and shows/expositions we plan to attend during the next nine months.  We plan to place deposits for booth space to attend the shows and we have budgeted $1,000 in the Sales & Marketing line item in the “Use of Proceeds” section.  In addition, in the Sales and Marketing line item we have budgeted $2,000 for internet marketing and advertising efforts on a local basis.  During this period we expect to incur $1,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies.  In addition, we have budgeted $750 in the Legal and Professional line item for any legal issues we may incur.  We have budgeted $125 in the Office Supplies line item for office related expenses. Our overall goal for this timeframe is to initiate our overall marketing strategy and increase our revenue generating efforts.

7-9 MONTHS

An amount of $1,500 is budgeted in the Sales and Marketing line item in the “Use of Proceeds” section for additional marketing efforts which may include search engines or direct marketing efforts.  During this period we expect to incur $1,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. We have budgeted $125 in the Office Supplies line item for office related expenses.   During this quarter we plan to start generating revenue from our services.

10-12 MONTHS

By the fourth quarter of operations, we hope to have generated sufficient revenues to sustain operations.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company.  In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding our services.  The Company has budgeted $1,860 in the Sales and Marketing line item for continuing our marketing and promoting efforts on the internet and locally.  We have budgeted $125 in the Office Supplies line item for office related expenses.  During this period we expect to incur $3,500 in accounting and audit fees to remain in compliance with governmental and regulatory agencies. In addition, we have budgeted $750 in the Legal and Professional line item for any legal expense we may incur.

Note: The Company’s planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

LIQUIDITY

As of October 31, 2013, we are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in a material increases or decreases in our liquidity.

As of audit date October 31, 2013 the Company had $4,965 in cash on hand and as of May 31, 2014 the Company had $1,625 in cash on hand.  The Company’s monthly burn rate has been approximately $1,250 per month, which given our current burn rate, will last until approximately June 30, 2014.   Our President Mrs. Stark, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise.  The funds Mrs. Stark has agreed to provide will not be repaid from the raised funds.  There is no maximum amount of funds that Mrs. Stark has agreed to provide.  The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.

CAPITAL RESOURCES

As of October 31, 2013 we had no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

As of October 31, 2013 we had no off-balance sheet arrangements.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

Since inception until the present time, the principal independent auditor for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent auditor for the Company is Messineo & Co, CPAs, LLC, 2471 North McMullen Booth Road, Suite 302, Clearwater, Florida 33759.

Quantitative and Qualitative Disclosures about Market Risk

Information required under this caption is not required for the Company since it is a smaller reporting company.

Financial Disclosure

Our fiscal year end is October 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, September 25, 2013, through October 31, 2013 are located in the section titled “Financial Statements”.

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Teresa Stark *	48	September 2013	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer, Sole Director

* For period from September 25, 2013 (date of inception) through current Mr. Teresa Stark is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Mrs. Stark devotes approximately 15 hours per week to the Company.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Teresa Stark - President, Secretary, Treasurer and Director - From December, 2007 through Present, full-time Managing Member of Stark Cycles, San Diego, California.  Stark Cycles buys and sells used Motorcycles and All-Terrain Vehicles.  Stark Cycles also has a service department and a parts department.  Ms. Stark’s responsibilities include bookkeeping, data entry, bike sales, parts ordering, service writing, and all advertising and promotional campaigns.  From 2005 through 2007 Ms. Stark worked as an office manager for Ann Kanie DDS, Inc.  From 1996 through 2005 Ms. Stark was a patient representative for St. Mary Hospital.  Teresa Stark has a Bachelor Degree in Business Management from University of Phoenix 2006.

Mrs. Stark’s knowledge of the industry, and her experience in the marketplace we believe is an invaluable asset for leading Stark Naked Bobbers.

Mrs. Stark has not held any other directorships in the past five years.

Mrs. Stark has not been involved in any legal proceedings in the past ten years.

The Company does not pay Ms. Stark a salary and has no plans to pay her a salary.   The Company has recognized Ms. Stark’s services and have recognized the fair value of services as contributed capital, currently at a rate of $100,000 per annum, or $25,000 per quarter.  Future compensation amounts have not been determined and the amount recognized may not be indicative of future agreed upon compensation amounts.  However, in the event the Company starts to generated revenues then the Board of Directors may decide to pay her an appropriate salary based on the revenue.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (September 25, 2013) through October 31, 2013.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Teresa Stark President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*      For period from September 25, 2013 (date of inception) through current.  Above amount excludes $25,000 “in-kind” service charges for the quarter ending January 31, 2013.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on September 25, 2013, Stark Naked Bobbers has not compensated Mrs. Stark, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

The Company has recognized Ms. Stark’s services and have recognized the fair value of services as contributed capital, currently at a rate of $100,000 per annum, or $25,000 per quarter.  Future compensation amounts have not been determined and the amount recognized may not be indicative of future agreed upon compensation amounts.

Security Ownership of Certain Beneficial Owners and Management

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Percent of Class
			Before Offering	After Offering (3)

Common	Teresa Stark, President, CEO, and Director	10,000,000	100%	76.9%

All Officers and Directors as a Group		10,000,000	100%	76.9%

1.  The address of each executive officer and director is c/o Stark Naked Bobbers, 8650 Miramar Road, San Diego California 92126.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the fixed amount of this offering (3,000,000 shares of common stock) by Stark Naked Bobbers. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

Future Sales by Existing Stockholders

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our sole shareholder does not have any plans to sell her shares at any time after this offering is complete.

Transactions with Related Persons, Promoters and Certain Control Persons

Teresa Stark is our sole officer and director.  We are currently operating out of the office space that Mrs. Stark provides on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Teresa Stark is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On or about September 23, 2013, Teresa Stark, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $550 and made a $7,800 equity investment in the Company totaling $8,350.00.  On October 8, 2013 the Company issued 8,350,000 shares of common stock at $0.001 par value to Teresa Stark, the Company’s founder, for the equity investment and expenses paid from personal funds.

On October 8, 2013 the Company issued 1,650,000 shares of common stock at $0.001 par value to Teresa Stark, the Company’s founder, for services including formation of the Company and for work performed over the last four months developing and furthering the business of the Company.  These services were valued in the amount of $1,650.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  These amounts would represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances may be considered temporary in nature and may not be formalized by a promissory note.  The Company does not have any advances by related parties that are currently outstanding.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mrs. Stark, our sole office and director, has agreed to advance the Company funds to meet its obligations.  Mrs. Stark has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mrs. Stark has agreed to provide.  Mrs. Stark, because she is the sole office and direct, and although she has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within her sole discretion to provide such funds.

Our sole shareholder has pledged her support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by our sole shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

MATERIAL CHANGES

The Company has not incurred any material changes as of the date of this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Stark Naked Bobbers in connection with registering the sale of the common stock. Stark Naked Bobbers has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$ 2,000
Accounting Fees	$ 3,500
Edgar Fees	$ 740
Blue Sky Qualifications	$ 400

Total:	$ 6,640

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Stark Naked Bobbers’ Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Stark Naked Bobbers indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Stark Naked Bobbers’ request as an officer or director. Stark Naked Bobbers may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Stark Naked Bobbers’ best interests. In a criminal action, he/she must not have had a reasonable cause to believe her/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Stark Naked Bobbers shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Stark Naked Bobbers shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Stark Naked Bobbers or was serving at the request of Stark Naked Bobbers as a director, officer, employee or agent of Stark Naked Bobbers, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Stark Naked Bobbers. Stark Naked Bobbers shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Stark Naked Bobbers as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On or about September 23, 2013, Teresa Stark, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $550 and made a $7,800 equity investment in the Company totaling $8,350.00.  On October 8, 2013 the Company issued 8,350,000 shares of common stock at $0.001 par value to Teresa Stark, the Company’s founder, for the equity investment and expenses paid from personal funds.

On October 8, 2013 the Company issued 1,650,000 shares of common stock at $0.001 par value to Teresa Stark, the Company’s founder, for services including formation of the Company and for work performed over the last four months developing and furthering the business of the Company.  These services were valued in the amount of $1,650.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaw

5	Opinion of Harold P. Gewerter, Esq., Ltd.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

99.1	Subscription Agreement

99.2	Escrow Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on June 5, 2014.

Stark Naked Bobbers
(Registrant)

By: /s/ Teresa Stark
Teresa Stark
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Teresa Stark
Teresa Stark	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	June 5, 2014